UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2018

TGS International, Ltd.
(Exact name of registrant as specified in Charter)

Nevada	333-217451	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Suite 1023, 10/F., Ocean Centre,

5 Canton Rd., Tsim Sha Tsui,

Kowloon, Hong Kong

(Address of Principal Executive Offices)

+852.2116.3863

(Registrant’s telephone number)

Unit 3, 6420 - 4th Street NE

Calgary, Alberta, Canada, T2K 5M8

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 7, 2018, Sau Chun Yu resigned as the Director, Chief Financial Officer and Secretary of TGS International, Ltd. (the “Company”). Ms. Yu’s resignation was effective immediately. On the same day, Chung Szeto, resigned as the Director, President and Chief Executive Officer of the Company. His resignation as President and Chief Executive Officer was effective immediately. Mr. Szeto’s resignation as a Director will be effective ten (10) days following the filing by the Company of the Information Statement on Schedule 14f-1 with the United States Securities and Exchange Commission. Prior to Messrs. Yu and Szeto’s resignations, they appointed Tak Shing Eddie Wong as the new President and Chief Executive Officer of the Company and Sai Kit Leung as the Company’s new Chief Financial Officer and Secretary. Messrs. Wong and Leung were appointed as the new board members of the Company. There were no disagreements between Messrs. Yu and Szeto and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in their resignation.

Mr. Wong, 55, has held numerous senior management positions with various Asian companies in different industries. He is currently the chief executive officer of Peak Strategy Management Co., Ltd., a Hong Kong company providing business general consultancy services. Since March 2014, Mr. Wong has been the chief consultant of Conpak Management Group, a Hong Kong company providing corporate consultancy services, and is responsible for advising on its various projects and overall development. Mr. Wong is also the chief strategy officer of Sinostar Securities Limited, a Hong Kong company offering securities trading services, and is responsible for overseeing its overall business development. Mr. Wong previously served as the chief executive officer of He Zheng Yuan Agriculture Group Limited, a PRC company focusing on agricultural trades and provision of food and beverage, from June 2016 to February 2018 and Mondo Vantaggio Pte. Ltd., a Singaporean company operating luxury multi-brand stores, from October 2014 to June 2016. Between April 2016 and December 2016, he was the chief financial officer of Happy Animation (Shenzhen) Co., Ltd., a PRC company focusing on amination and education related development. Mr. Wong holds a certificate in Hotel Business Program offered by Cartas Bianchi College of Careers. He is also a member of China Academy of Management Science and a qualified Senior Financial Planner certified by the PRC.

Mr. Leung, 61, has been the chief financial officer of Arcus Mining Holdings Limited since November 2015. Prior to joining Arcus Mining Holdings Limited, Mr. Leung had over 35 years of experience in the banking industry. In August 1975, Mr. Leung joined Nanyang Commercial Bank as a clerk. From March 1991 to August 2015, he served as the head of treasury of Nanyang Commercial Bank, and was responsible for treasury duties including cash and liquidity management, banking facilities arrangement, advising management on the treasury position of the business, short-term and long-term liquidity, preparing cash flow forecasts and performing financial modelling. Mr. Leung holds a Master Degree of Science in Financial Engineering from the City University of Hong Kong.

There are no employment agreements between the Company and Messrs. Wong and Leung, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Messrs. Wong and Leung. There have been no transactions to which the Company was or is to be a party, in which Messrs. Wong and Leung had, or will have, a direct or indirect material interest.

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGS INTERNATIONAL, LTD.

By:	/s/ Tak Shing Eddie Wong
Name:	Tak Shing Eddie Wong
Title:	Chief Executive Officer

3